Exhibit 4.2

FELCOR LODGING LIMITED PARTNERSHIP,
as Issuer,

and

THE GUARANTORS PARTY HERETO,
As Guarantors,

and

U.S. BANK NATIONAL ASSOCIATION,

as Trustee, Registrar and Paying Agent

Second Supplemental Indenture

Dated as of August 31, 2017

Supplemental Indenture to the Indenture
dated as of May 21, 2015
with respect to the
6.000% Senior Notes due 2025

Second Supplemental Indenture (this “Second Supplemental Indenture”), dated as of August 31, 2017 among FelCor Lodging Limited Partnership, a Delaware limited partnership (“FelCor LP”), Rangers Sub I, LLC, a Maryland limited liability company (“Rangers Sub I”) and successor to FelCor Lodging Trust Incorporated (“FelCor”), the other guarantors party hereto and U.S. Bank National Association, a national banking association, as trustee, registrar and paying agent (the “Trustee”).

W I T N E S S E T H

WHEREAS, FelCor LP, FelCor and the Subsidiary Guarantors executed and delivered to the Trustee an Indenture dated as of May 21, 2015, as amended by the First Supplemental Indenture, dated as of August 9, 2017 (as amended, supplemented or otherwise modified, the “Indenture”), pursuant to which FelCor LP issued and has outstanding $475,000,000 aggregate principal amount of 6.000% Senior Notes due 2025 (the “Notes”);

WHEREAS, FelCor LP and FelCor are party to that certain Agreement and Plan of Merger, dated April 23, 2017, by and among RLJ Lodging Trust, a Maryland real estate investment trust, RLJ Lodging Trust, L.P., a Delaware limited partnership (“RLJ LP”), Rangers Sub I, Rangers Sub II, LP, a Delaware limited partnership and an indirect wholly owned subsidiary of RLJ LP (“Partnership Merger Sub”), FelCor and FelCor LP (the “Merger Agreement”) providing for the merger of Partnership Merger Sub with and into FelCor LP, with FelCor LP surviving as a wholly owned subsidiary of RLJ LP (the “Partnership Merger”), and immediately thereafter, the merger of FelCor with and into Rangers Sub I, with Rangers Sub I surviving as a wholly owned subsidiary of RLJ LP (the “REIT Merger” and, together with the Partnership Merger, the “Mergers”).

WHEREAS, the Mergers became effective on the date hereof;

WHEREAS, Section 5.01 of the Indenture provides, among other things, that under certain circumstances FelCor LP and FelCor may consolidate with or merge with or into another entity;

WHEREAS, pursuant to Section 9.01 of the Indenture, Rangers Sub I (as successor to FelCor), FelCor LP, the Subsidiary Guarantors and the Trustee may enter into a supplemental indenture for the purpose of amending the Indenture to comply with Article Five of the Indenture without notice to or consent of any Holder;

WHEREAS, Rangers Sub I, FelCor LP and the Subsidiary Guarantors are authorized to execute and deliver this Second Supplemental Indenture;

WHEREAS, the purpose of this Second Supplemental Indenture is to provide that Rangers Sub I expressly assumes all of the obligations of FelCor on the Notes and under the Indenture;

WHEREAS, Rangers Sub I has provided the Trustee with evidence that it is in compliance with Section 5.01(iii) of the Indenture and has furnished the Trustee with an Officers’ Certificate, an Opinion of Counsel and Board Resolutions of Rangers Sub I, FelCor LP and the Subsidiary Guarantors authorizing the execution of and approving this Second Supplemental Indenture pursuant to Section 5.01(iv) of the Indenture;

WHEREAS, FelCor LP hereby requests that the Trustee join with Rangers Sub I, FelCor LP and the Subsidiary Guarantors in the execution of this Second Supplemental Indenture; and

WHEREAS, all covenants, conditions and requirements necessary for the execution and delivery of this Second Supplemental Indenture have been done and performed, and the execution and delivery hereof has been in all respects duly authorized.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, Rangers Sub I, FelCor LP, the Subsidiary Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

SECTION 1.           Definitions.  For all purposes of the Indenture and this Second Supplemental Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(a)           the words “herein,” “hereof” and “hereunder” and other words of similar import refer to the Indenture and this Second Supplemental Indenture as a whole and not to any particular Article, Section or subdivision;

(b)           capitalized terms used but not defined in this Second Supplemental Indenture shall have the meanings assigned to them in the Indenture; and

(c)           all references in the Indenture and the Notes to “FelCor Lodging Trust Incorporated” are hereby amended and replaced with “Rangers Sub I, LLC”; and

(d)           all references in the Indenture and the Notes to “FelCor” are hereby amended and replaced with “Rangers Sub I”.

SECTION 2.           Assumption of Obligations.  Effective concurrently with the REIT Merger, pursuant to Section 5.01 of the Indenture, Rangers Sub I hereby succeeds to and is substituted for FelCor, and expressly assumes all of the obligations of FelCor on the Notes and under the Indenture.

SECTION 3.           Notices. All notices or other communications to Rangers Sub I, FelCor LP and the Subsidiary Guarantors shall be given as provided in the Indenture addressed as follows:

c/o RLJ Lodging Trust

3 Bethesda Metro Center, Suite 1000

Bethesda, Maryland

Attention: Chief Financial Officer

SECTION 4.           NEW YORK LAW TO GOVERN.  THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SECOND SUPPLEMENTAL INDENTURE BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

SECTION 5.           The Trustee.  The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Second Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by Rangers Sub I, FelCor LP and the Subsidiary Guarantors.

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SECTION 6.           Successors and Assigns.  All agreements of Rangers Sub I, FelCor LP and the Subsidiary Guarantors in this Second Supplemental Indenture shall bind their respective successors and assigns.  All agreements of the Trustee in this Second Supplemental Indenture shall bind its successors.

SECTION 7.           Separability.  In case any provision of this Second Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 8.           Effect of Headings.  The Section headings herein are for convenience only and shall not affect the construction hereof.

SECTION 9.           Counterparts.  The parties may sign any number of copies of this Second Supplemental Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed as of the date first above written.

FELCOR LODGING LIMITED PARTNERSHIP,
a Delaware limited partnership

By:	RANGERS GENERAL PARTNER, LLC,
as general partner

By:	/s/ Ross H. Bierkan
Name: Ross H. Bierkan
Title: President and Treasurer

RANGERS SUB I, LLC,
a Maryland limited liability company

By:	/s/ Ross H. Bierkan
Name: Ross H. Bierkan
Title: President and Treasurer

[Signature Page to Second Supplemental Indenture — 6.000% Senior Notes due 2025]

FELCOR/CSS HOLDINGS, L.P.
By: FelCor/CSS Hotels, L.L.C., General Partner
FELCOR ESMERALDA (SPE), L.L.C.
FELCOR HOTEL ASSET COMPANY, L.L.C.
FELCOR ST. PETE (SPE), L.L.C.
FELCOR TRS BORROWER 4, L.L.C.
MADISON 237 HOTEL, L.L.C.
ROYALTON 44 HOTEL, L.L.C.
FELCOR MILPITAS OWNER, L.L.C.
FELCOR DALLAS LOVE FIELD OWNER, L.L.C.
MYRTLE BEACH OWNER, L.L.C.
FELCOR/CMB BUCKHEAD HOTEL, L.L.C.
FELCOR/CMB MARLBOROUGH HOTEL, L.L.C.
FELCOR/CMB ORSOUTH HOLDINGS, L.P.
By: FelCor/CMB Orsouth Hotel, L.L.C., General Partner
FELCOR/CMB SSF HOLDINGS, L.P.
By: FelCor/CMB SSF Hotel, L.L.C., General Partner
FELCOR S-4 HOTELS (SPE), L.L.C.
FCH/PSH, L.P.
By: FelCor/CSS Hotels, L.L.C., General Partner

By:	/s/ Ross H. Bierkan
Name: Ross H. Bierkan
Title: President and Treasurer

[Signature Page to Second Supplemental Indenture — 6.000% Senior Notes due 2025]

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ Donald T. Hurrelbrink
Name: Donald T. Hurrelbrink
Title: Vice President

[Signature Page to Second Supplemental Indenture — 6.000% Senior Notes due 2025]